UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 4, 2010

Boston Private Financial Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-17089	04-2976299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Ten Post Office Square, Boston, Massachusetts 02109

(Address of principal executive offices)

(617) 912-1900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Executive Officer

On June 8, 2010, Boston Private Financial Holdings, Inc. (the “Company”) announced that Clayton G. Deutsch, 55, will become the Chief Executive Officer and President of the Company, effective as of July 31, 2010. In addition, Mr. Deutsch will serve as a Class I member of the Company’s Board of Directors, effective July 31, 2010. On June 3, 2010, the Company’s Board of Directors increased the size of the Board of Directors to thirteen members, effective July 31, 2010 and contingent upon the execution of an employment agreement between Mr. Deutsch and the Company.

Since 2006, Mr. Deutsch has been the global leader of McKinsey & Company’s Merger Management Practice. From 1993 to 2005, Mr. Deutsch managed McKinsey & Company’s Midwest Complex of offices, including Chicago, Pittsburgh, Minneapolis, Cleveland and Detroit. Previously, Mr. Deutsch founded and led McKinsey’s Great Lakes Financial Services practice from 1986 to 1995.

There are no family relationships among Mr. Deutsch and any other directors or officers of the Company, and there have been no transactions nor are there any proposed transactions between the Company and Mr. Deutsch that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Pursuant to the employment agreement between the Company and Mr. Deutsch, dated as of June 7, 2010 (the “Deutsch Employment Agreement”), Mr. Deutsch will have an initial base salary of $675,000 per year, which may be redetermined annually by the Board of Directors and/or the Compensation Committee of the Board. In addition, Mr. Deutsch shall be required to hold shares of common stock of the Company valued at not less than 400 percent of his annual base salary. Mr. Deutsch will also be eligible to receive an annual bonus based on the attainment of Company and/or individual performance metrics established and revised annually by the Compensation Committee and/or the Board. Mr. Deutsch’s target bonus will be 125 percent of his base salary, provided that the actual bonus for each fiscal year may not exceed 200 percent of this target bonus. He will also be eligible to receive annual equity incentive grants under the Company’s stock incentive plans with a target grant date fair value of 150 percent of his base salary, determined in the discretion of the Board and/or the Compensation Committee. Under the Deutsch Employment Agreement, the Company will provide Mr. Deutsch with either direct payment or reimbursement of reasonable costs and expenses in an amount not to exceed $65,000 annually for services and expenses specified in the Deutsch Employment Agreement.

In order to induce Mr. Deutsch to commence employment with the Company, on the date that Mr. Deutsch commences employment with the Company (the “Commencement Date”), he will be granted an award of a number of restricted shares of Company common stock having an aggregate grant date fair market value (determined as of the close of business on the date prior to the Commencement Date) of $2,000,000 under the Boston Private Financial Holdings, Inc. 2010 Inducement Stock Plan (the “Plan”). This grant shall vest in three equal installments on the third, fourth and fifth anniversaries of the Commencement Date, respectively, subject to Mr. Deutsch’s continued employment with the Company through each such vesting date. Mr. Deutsch shall forfeit any right and interest in this award to the extent that he does not purchase an equal number of shares of the Company’s common stock between the Commencement Date and the second anniversary of the Commencement Date and hold such purchased shares through each vesting date.

The Deutsch Employment Agreement further describes the payments and benefits to which Mr. Deutsch would be entitled upon termination of his employment under certain circumstances. Specifically, if Mr. Deutsch’s employment is terminated either by the Company without “cause” or by Mr. Deutsch for “good reason” (each as defined in the Deutsch Employment Agreement), Mr. Deutsch will be entitled to receive an amount equal to two times the sum of his then current base salary and target annual bonus, payable in a lump sum, subject to Mr. Deutsch’s execution of a release of claims in favor of the Company. Mr. Deutsch will also be entitled to (a) continued group health dental and vision coverage under the Company’s benefit plans for a period of up to 24 months, (b) full acceleration of any equity awards subject to time-based vesting restrictions, and (c) pro-rated vesting of any equity awards subject to performance-based vesting conditions upon the completion of the applicable performance periods. If any such payments or benefits would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), such amounts will be reduced to the extent necessary to avoid imposition of this excise tax, unless Mr. Deutsch would receive a greater amount after payment of this excise tax and certain other taxes.

The Deutsch Employment Agreement also contains restrictive covenants, including non-competition and non-solicitation covenants that will survive for 12 months following the termination of his employment and, in connection with this agreement, Mr. Deutsch entered into a waiver agreement acknowledging and agreeing to the restrictions and limitations on executive compensation applicable to the Company pursuant to the United States Department of Treasury’s Troubled Asset Relief Program under the Emergency Economic Stabilization Act of 2008, as amended (“TARP”) and any TARP restrictions that may be applicable to Mr. Deutsch.

The foregoing description of the Deutsch Employment Agreement is qualified in its entirety by reference to the text of the Deutsch Employment Agreement, which is attached hereto as Exhibit 10.1, and incorporated herein by reference. A copy of the press release issued by the Company is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Adoption of the Boston Private Financial Holdings, Inc. 2010 Inducement Stock Plan

On June 3, 2010, subject to the Company’s entry into the Deutsch Employment Agreement, the Board approved and adopted the Boston Private Financial Holdings, Inc. 2010 Inducement Stock Plan for the purposes of granting equity awards to new employees as an inducement to join the Company, and reserved 400,000 shares of the Company’s common stock for issuance under the Plan. The Board also approved the terms and conditions of the restricted stock award under the Plan to Mr. Deutsch described above. The terms of the Plan are substantially similar to the terms of the Company’s 2009 Stock Option and Incentive Plan (the “2009 Plan”), with three principal exceptions: (i) incentive stock options may not be granted under the Plan; (ii) the annual compensation paid by the Company to specified executives will be deductible only to the extent that it does not exceed limits established by Section 162(m) of the Code (as well as all applicable limits under TARP), and (iii) stockholder approval was not required in order to adopt the Plan, in accordance with NASDAQ Listing Rule 5635(c). The material terms of the 2009 Plan are described in the Company’s Definitive Proxy Statement dated March 13, 2009, as filed with the Securities and Exchange Commission on such date.

The foregoing description of the Plan is qualified in its entirety by reference to the text of the Plan, which is attached hereto as Exhibit 10.2, and incorporated herein by reference. The form of Restricted Stock Award Agreement under the Plan is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Transition of Current Chairman, Chief Executive Officer and President

In connection with the appointment of Mr. Deutsch as Chief Executive Officer of the Company, on June 4, 2010, the Company provided notice to Timothy L. Vaill, pursuant to the Amended and Restated Employment Agreement, effective as of December 31, 2008, by and between the Company and Mr. Vaill (the “Vaill Employment Agreement”), that the Vaill Employment Agreement will terminate effective as of September 4, 2010. Mr. Vaill will cease to serve as Chief Executive Officer and as Chairman of the Board effective as of July 31, 2010, although he will continue to serve as a Director of the Company.

In connection with the appointment of Mr. Deutsch as President of the Company, Walter M. Pressey will cease to serve as President of the Company effective as of July 31, 2010, although he will continue to serve as Vice Chairman of the Board and will remain an employee of the Company.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Employment Agreement by and between the Company and Clayton G. Deutsch, dated as of June 7, 2010.

10.2	Boston Private Financial Holdings, Inc. 2010 Inducement Stock Plan.

10.3	Form of Restricted Stock Award Agreement.

99.1	Press Release of the Company, dated June 8, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

	By:	/S/ DAVID J. KAYE
	Name:	David J. Kaye
	Title:	Executive Vice President & Chief Financial Officer

Date: June 8, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement by and between the Company and Clayton G. Deutsch, dated as of June 7, 2010.

10.2	Boston Private Financial Holdings, Inc. 2010 Inducement Stock Plan.

10.3	Form of Restricted Stock Award Agreement.

99.1	Press Release of the Company, dated June 8, 2010.